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CUSIP NO. 523238103                                    PAGE 7 OF 8 PAGES

                         EXHIBIT 1 TO SCHEDULE 13G

                             February 14, 1995


     MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET
MANAGEMENT INC. hereby agree that, unless differentiated, this
Schedule 13G is filed on behalf of each of the parties.



BY:       /s/ Peter A. Nadosy
          ------------------------------------------
          Morgan Stanley Asset Management Inc.
          Peter A. Nadosy / President



BY:       /s/ Edward J. Johnsen
          ------------------------------------------
          Morgan Stanley Group Inc.
          Edward J. Johnsen / Vice President
          Morgan Stanley & Co. Incorporated